Exhibit 10.5

CONFIDENTIAL

SUBSCRIPTION AGREEMENT

March 18, 2021

Industrial Tech Acquisitions, Inc.

5090 Richmond Avenue, Suite 319

Houston, Texas 77056
Attn: Scott Crist, Chief Executive Officer and Chairman

ARBE Robotics Ltd.

HaHashmonaim 107

Tel Aviv, Israel

Attn: Kobi Marenko, Co-Founder & Chief Executive Officer

Ladies and Gentlemen:

In connection with the proposed business combination transaction (the “Transaction”) between Industrial Tech Acquisitions, Inc., a Delaware corporation (“ITAC” or the “Company”), and ARBE Robotics Ltd., an Israeli corporation (“ARBE”), pursuant to that certain Business Combination Agreement, dated as of March 18, 2021 (as it may be amended, the “Transaction Agreement”), by and among, ITAC, ARBE and certain other parties named therein, ITAC is seeking commitments to purchase shares of ITAC’s Class A common stock, par value $0.0001 per share (the “Common Shares”) (or at ARBE’s sole election, ARBE Shares, as hereinafter described), for a purchase price of $10.00 per share (the “Purchase Price”), in a private placement to be conducted by ITAC (the “Offering”). Substantially concurrently with the execution of this subscription agreement (this “Subscription Agreement”), ITAC is entering into separate subscription agreements on substantially the same terms (the “Other Subscription Agreements”) with certain investors (collectively, “Other Subscribers”) with an aggregate Purchase Price for all Common Shares and/or ARBE Shares issued pursuant to this Subscription Agreement and the Other Subscription Agreements of $100,000,000. In connection therewith, the undersigned subscriber (“Subscriber”), ITAC and ARBE agree as follows:

1. Subscription. As of the date written above (the “Subscription Date”), the Subscriber hereby irrevocably subscribes for and agrees to purchase from ITAC, and ITAC agrees to issue and sell to the Subscriber, such number of Common Shares as is set forth on the signature page of this Subscription Agreement (together with any equity securities of ARBE that may be issued in exchange therefor pursuant to this Subscription Agreement or the Transaction Agreement in connection with the Transaction, the “Shares”) at the Purchase Price per Share and on the terms provided for herein. Notwithstanding anything contained herein to the contrary, the parties hereto hereby acknowledge and agree that ARBE shall have the right, at its sole discretion, to instead (and without duplication) issue and sell to the Subscriber, and cause the Subscriber to instead directly purchase from ARBE such number of ARBE’s ordinary shares with a nominal value of NIS 0.01 per share (“ARBE Shares”) as is set forth on the signature page of this Subscription Agreement at the Closing (which, for the avoidance of doubt, shall occur after giving effect to the Recapitalization (as defined in the Transaction Agreement) (the “Recapitalization”)) at the Purchase Price in lieu of the Common Shares from ITAC in accordance with this Subscription Agreement, and in such event ARBE will deliver the ARBE Shares directly to the Subscriber (the “Direct Purchase Election”). In the event of a Direct Purchase Election, any reference in this Subscription Agreement to the Shares or Common Shares will mean, to the extent reasonably applicable, the ARBE Shares that are directly being issued by ARBE in lieu of the Common Shares that were to have been issued by ITAC pursuant to this Subscription Agreement and then exchanged for ARBE Shares pursuant to the Transaction Agreement, and any and all undertakings, representations, warranties or covenants with respect to the Offering, as set forth hereunder by the Subscriber towards ITAC, shall be also be for the benefit of ARBE, and ARBE shall also have all of the rights, privileges and authorities of ITAC with respect thereto.

2. Closing; Issuance of Shares.

(a) The closing of the sale of Shares contemplated hereby (the “Closing”, and the date that the Closing actually occurs, the “Closing Date”) is contingent upon the conditions set forth herein. The Closing shall occur on the date of, and immediately prior to, the closing of the Transaction (the “Transaction Closing”), or if the Direct Purchase Election is exercised, simultaneously with the Transaction Closing (but for the avoidance of doubt, shall occur after giving effect to the Recapitalization).

(b) ITAC and ARBE shall provide written notice (which may be via email) to the Subscriber (the “Closing Notice”) that ITAC and ARBE reasonably expect the Transaction Closing to occur on a date specified in the notice (the “Scheduled Closing Date”) that is not less than five (5) business days from the date of the Closing Notice, which Closing Notice shall contain wire instructions for an escrow account (the “Escrow Account”) established by ITAC and ARBE with a third party escrow agent, and in the event of a Direct Purchase Election, which will define ARBE as its beneficiary (the “Escrow Agent”) to be identified in the Closing Notice. At least two (2) business days prior to the Scheduled Closing Date (unless otherwise agreed to by ITAC), the Subscriber shall deliver to the Escrow Account the aggregate Purchase Price for the Shares subscribed (the “Aggregate Purchase Price”) by wire transfer of United States dollars in immediately available funds. The wire transfer shall identify the Subscriber, and unless otherwise agreed by ITAC the funds shall be wired from an account in the Subscriber’s name. Upon the Closing, ITAC shall provide instructions to the Escrow Agent to release the funds in the Escrow Account to ITAC (or in the event of a Direct Purchase Election, ARBE) against the issuance to the Subscriber of the Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in book-entry form as set forth in Section 2(c) below. If this Subscription Agreement is terminated prior to the Closing and any funds have already been sent by the Subscriber to the Escrow Account, then promptly after such termination, ITAC will instruct the Escrow Agent to promptly return such funds to the Subscriber. In the event that the consummation of the Transaction does not occur on the Scheduled Closing Date specified in the Closing Notice or within three (3) business days thereafter, unless otherwise agreed to in writing by the Company and the Subscriber, the Company shall promptly cause the Escrow Agent (but in no event later than four (4) business days after the Scheduled Closing Date specified in the Closing Notice) return the Purchase Price so delivered by Subscriber to the Escrow Agent by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled.

(c) On the Closing Date, or promptly after the Closing, ITAC or ARBE, as applicable, shall deliver (or cause the delivery of) the Shares (which, in the event of a Direct Purchase Election, shall for the avoidance of doubt, be the ARBE Shares) to Subscriber in book-entry form with restrictive legends for the number of Shares as set forth on the signature page to the Subscriber as indicated on the signature page or to a custodian designated by the Subscriber, as applicable, as indicated below; provided, that, if the Direct Purchase Election is not made, at the Transaction Closing, as contemplated by and in accordance with the terms set forth in the Transaction Agreement, each Share shall automatically be cancelled and convert into the right to receive one (1) ARBE Share for each Share owned by Subscriber immediately prior to the Transaction Closing. From and after the Transaction Closing, any ARBE Shares issued in accordance with the preceding sentence shall be held in book-entry form with restrictive legends.

(d) Simultaneously with the execution and delivery of this Subscription Agreement, Subscriber is delivering to ITAC and ARBE a duly completed and executed U.S. Internal Revenue Service Form W-9 or appropriate Form W-8.

3. Closing Conditions.

(a) The obligations of each of ITAC, ARBE and Subscriber to consummate the Closing are subject to the satisfaction or valid waiver by each of ITAC, ARBE and Subscriber of the following conditions that, on the Closing Date:

(i) the Transaction Closing shall occur on the Closing Date immediately after the Closing (or, if the Direct Purchase Election is made, substantially simultaneously with the Closing but following the Recapitalization);

(ii) no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred (other than any such suspension with respect to the Common Shares in connection with the Transaction Closing if, as part of the Transaction, ARBE Shares are expected to be admitted to trading);

(iii) no applicable governmental authority shall have enacted, rendered, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(iv) all material conditions precedent to the Transaction Closing set forth in the Transaction Agreement, including all necessary approvals of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the Transaction Closing).

(b) The obligations of ITAC and ARBE to consummate the Closing are also subject to the satisfaction or valid waiver by ITAC and ARBE of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement as of the Closing Date (provided that any representations and warranties made as of a specific date shall be reaffirmed to be true and correct in all material respects as of such specific date);

(ii) the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing; and

(iii) the Subscriber shall have delivered an executed copy of the investor representation letter to Wells Fargo Securities, LLC (“Wells Fargo”) in the form set forth in Exhibit B attached hereto (the “Investor Representation Letter”) (or, where Epsilon or Poalim (each as defined below) is acting as placement agent with respect to such Offer, in the form set forth in Exhibit C).

(c) The obligations of the Subscriber to consummate the Closing are also subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of ITAC and ARBE contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date), and consummation of the Closing, shall constitute a reaffirmation by ITAC and ARBE of each of the representations, warranties and agreements of ITAC and ARBE contained in this Subscription Agreement as of the Closing Date;

(ii) ITAC and ARBE each shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing;

(iii) the ARBE Shares shall have been approved for listing on Nasdaq Capital Market (“Nasdaq”), in accordance with the terms set forth in the Transaction Agreement and subject to notice of issuance thereof;

(iv) no amendment or modification of the Transaction Agreement (as the same exists on the date hereof as provided to the Subscriber) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement, including, without limitation, any material amendment or waiver of any representation or covenant of ITAC or ARBE relating to the financial position or outstanding indebtedness of ITAC or ARBE, any amendment in any respect of the exchange ratio of Common Shares for ARBE Shares; and

(v) there shall have been no amendment, waiver or modification to any of the Other Subscription Agreements entered into in connection with the Offering that materially benefits the Other Subscribers thereunder unless the Subscriber has been offered substantially the same benefits.

4. ITAC Representations and Warranties. ITAC represents and warrants to the Subscriber that:

(a) As of the date hereof, ITAC is, and as of the Closing, ITAC will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ITAC has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. This Subscription Agreement has been duly authorized, validly executed and delivered by ITAC, constitutes the valid and binding agreement of ITAC and is enforceable against ITAC in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(b) The Shares have been duly authorized and, assuming that the Direct Purchase Election is not made, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws or that incurred by the Subscriber) and will not have been issued in violation of or subject to any preemptive or similar rights created under ITAC’s Second Amended and Restated Certificate of Incorporation (and any amendment thereof) or under the Delaware General Corporation Law, as amended, or any similar rights pursuant to any agreement or other instrument to which ITAC is a party or by which it is otherwise bound.

(c) Subject in all instances to receipt of the Required Purchaser Shareholder Approval (as defined in the Transaction Agreement), the execution, delivery and performance of this Subscription Agreement including, if the Direct Purchase Election is not made, the issuance and sale of the Shares and the compliance by ITAC with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will be done in accordance with the Nasdaq marketplace rules and will not conflict with or result in a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of ITAC or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which ITAC or any of its subsidiaries is a party or by which ITAC or any of its subsidiaries is bound or to which any of the property or assets of ITAC is subject, which would have a Material Adverse Effect on ITAC or materially affect the validity of the Shares or the legal authority of ITAC to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any material violation of the provisions of the organizational documents of ITAC; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over ITAC or any of its properties that would have a Material Adverse Effect on ITAC or materially affect the validity of the Shares or the legal authority of ITAC to comply with this Subscription Agreement; subject, in the case of the foregoing clauses (i) and (iii) with respect to the consummation of the transactions therein contemplated. For purposes of this Subscription Agreement, “Material Adverse Effect” with respect to (i) ITAC or ARBE, as defined in the Transaction Agreement, and (ii) with respect to any other party hereto, shall mean any events, circumstances, facts or events which, individually or in the aggregate have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of such party and its subsidiaries taken as a whole

(d) Assuming the accuracy of the representations and warranties of the Subscriber, ITAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person on the part of ITAC in connection with the execution, delivery and performance by ITAC of this Subscription Agreement (including, without limitation, the issuance of the Shares) which has not heretofore been obtained or will be obtained prior to the Closing, other than (i) any required filing of a Notice of Exempt Offering of Securities on Form D with U.S. Securities and Exchange Commission (the “SEC”) under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), if applicable, (ii) if applicable, the filing with the SEC of a registration statement pursuant to Section 7, (iii) any other filings with the SEC or other filings required by applicable state or federal securities laws, (iv) any filings or notices required by Nasdaq, (v) those required to consummate the Transaction as provided under the Transaction Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on ITAC.

(e) As of the date of this Subscription Agreement and as of immediately prior to Closing, the authorized capital stock of ITAC consists of (i) 100,000,000 Common Shares, (ii) 20,000,000 shares of Class B common stock, par value of $0.0001 per share (the “Class B Common Stock”) and (iii) 1,000,000 shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”). As of the date of this Subscription Agreement, (A) 7,774,836 Common Shares are issued and outstanding, (B) 1,905,900 shares of Class B Common Stock are issued and outstanding, (C) 7,774,836 redeemable public warrants to purchase Common Shares are issued and outstanding, (D) 3,112,080 private placement warrants to purchase Common Shares are issued and outstanding, and (E) no Preferred Stock is issued and outstanding. All (1) issued and outstanding Common Shares and Class B Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (2) outstanding warrants have been duly authorized and validly issued and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Reports (as defined below) (including, without limitation, (x) the right of the Sponsor (as defined below) to convert up to $1.5 million in working capital loans into private placement warrants, as described in the Prospectus, and (y) ITAC’s sale to Maxim Group LLC, the representative of the underwriters in the IPO, of an option to purchase up to a total of 230,000 units (consisting of one Common Share and one redeemable public warrant to purchase a Common Share) exercisable, in whole or in part, at $11.50 per unit, commencing on the later of (A) the consummation of a business combination by ITAC and (B) six months from September 11, 2020, as described in the Prospectus), as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from ITAC Common Shares or other equity interests in ITAC, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, ITAC has no subsidiaries, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which ITAC is a party or by which it is bound relating to the voting of any securities of ITAC, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement. There are no securities or instruments issued by or to which ITAC is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement, that have not been or will not be validly waived on or prior to the Closing Date. Except as disclosed in the SEC Reports (as defined below), as of the date of this Subscription Agreement, ITAC has no outstanding indebtedness for borrowed money.

(f) As of the date of this Agreement, the issued and outstanding Common Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “ITAC”. As of the date of this Subscription Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of ITAC, threatened against ITAC by Nasdaq or the SEC with respect to any intention by such entity to deregister the Common Shares or prohibit or terminate the listing of the Common Shares on the Nasdaq, excluding, for the purposes of clarity, the customary ongoing review by Nasdaq of ITAC’s listing application with respect to the Transaction.

(g) ITAC is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect on ITAC. As of the date of this Subscription Agreement, ITAC has not received any written communication from a governmental authority that alleges that ITAC is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on ITAC.

(h) ITAC has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable. Other than (i) Wells Fargo, who is acting as placement agent to ITAC solely with respect to the offering of Common Shares in the United States and jurisdictions other than Israel, and (ii) Epsilon Underwriting & Issuing Ltd. (“Epsilon”) and Poalim I.B.I. Underwriting & Issuing Ltd. (“Poalim” and, together with Wells Fargo, the “Placement Agents” and each, a “Placement Agent”), who are acting as placement agents to ITAC solely with respect to the offering of Common Shares in Israel, ITAC is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Common Shares in the Offering.

(i) ITAC is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j) Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 6, in connection with the offer, sale and issuance of the Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the Shares under the Securities Act. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any applicable state securities laws.

(k) ITAC has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since its initial public offering (the “IPO”) (such reports, together with any materials filed or furnished thereafter by ITAC under the Exchange Act, whether or not any such reports were required, the “SEC Reports”). As of their respective dates (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), the SEC Reports filed by ITAC complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) by ITAC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of ITAC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing). Such financial statements (excluding for the avoidance of doubt, any pro forma financial statements which include the financial information of ARBE) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of ITAC and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which ITAC is a party or to which the property or assets of ITAC are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC

(l) Other than the Other Subscription Agreements and the Transaction Agreement, ITAC has not entered into any side letter or similar agreement with any Other Subscriber in connection with such Other Subscriber’s investment in ITAC through the Offering. No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber than the Subscriber hereunder. Such Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement.

(m) Neither ITAC nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does ITAC or any subsidiary thereof have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration (unless ITAC does not consummate its Business Combination and is required to liquidate in accordance with its organizational documents and the Prospectus).

(n) As of the date hereof and as of the Closing Date, neither ITAC, nor, to ITAC’s knowledge, any Covered Person of ITAC, are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). “Covered Person” means, for the purposes of this Subscription Agreement, in respect of any person as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.

(o) Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on ITAC, as of the date of this Subscription Agreement, there is no (A) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending against ITAC or (B) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against ITAC. ITAC and its directors and officers are not (i) a person named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Person”). Each of ITAC and, to ITAC’s knowledge, its directors, officers employees, representatives, agents and any person acting on its or their behalf has not engaged in any activity or conduct which would violate any applicable anti-bribery, anticorruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction.

(p) ITAC understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Subscriber.

5. ARBE Representations and Warranties. ARBE represents and warrants to the Subscriber that:

(a) As of the date hereof, ARBE is, and as of the ARBE Closing, ARBE will be, a corporation duly organized and validly existing under the laws of Israel. ARBE has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. This Subscription Agreement has been duly authorized, validly executed and delivered by ARBE, constitutes the valid and binding agreement of ARBE and is enforceable against ARBE in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(b) Other than the applicable Placement Agents, ARBE has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement. Other than the Placement Agents, ARBE is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Common Shares in the Offering (including, if the Direct Purchase Election is made, the issuance of the ARBE Shares hereunder).

(c) Subject in all instances to receipt of the Required Company Shareholder Approval (as defined in the Transaction Agreement), the execution, delivery and performance of this Subscription Agreement by ARBE, and the compliance by ARBE with all of the provisions of this Subscription Agreement and the consummation of the transactions herein (including if the Direct Purchase Election is made, the issuance of the ARBE Shares hereunder), will, if the Direct Purchase Election is made, be done in accordance with the Nasdaq marketplace rules and, in any event, will not conflict with or result in a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of ARBE or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which ARBE or any of its subsidiaries is a party or by which ARBE or any of its subsidiaries is bound or to which any of the property or assets of ARBE or any of its subsidiaries is subject, which would have a Material Adverse Effect on ARBE or materially affect the validity of the ARBE Shares or legal authority of ARBE to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any material violation of the provisions of the organizational documents of ARBE; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over ARBE or any of its properties that would have a Material Adverse Effect on ARBE or materially affect the validity of the ARBE Shares or the legal authority of ARBE to comply with this Subscription Agreement; subject, in the case of the foregoing clauses (i) and (iii) with respect to the consummation of the transactions therein contemplated.

(d) Assuming the accuracy of the representations and warranties of the Subscriber, ARBE is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person on the part of ARBE in connection with the execution, delivery and performance by ARBE of this Subscription Agreement which has not heretofore been obtained or will be obtained prior to the Closing, other than (i) filings with the SEC, (ii) filings required by applicable state or local securities laws, (iii) the filing with the SEC of a registration statement pursuant to Section 7, (iv) those required by the Nasdaq, and (v) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on ARBE.

(e) If the Direct Purchase Election is made, the ARBE Shares issuable to the Subscriber hereunder will, when so issued, have been duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws or that incurred by the Subscriber) and will not have been issued in violation of or subject to any preemptive or similar rights created under ARBE’s Amended and Restated Company Articles of Association as then in effect or under the Israeli Companies Law, 5759-1999, as amended, or any similar rights pursuant to any agreement or other instrument to which ARBE is a party or by which it is otherwise bound.

(f) ARBE is not, and, if the Direct Purchase Election is exercised, immediately after receipt of payment for the ARBE Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(g) Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 6, and compliance by the Placement Agents with applicable securities laws, in connection with the offer, sale and issuance of the Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the Shares under the Securities Act and the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) and are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any applicable state securities laws.

(h) As of the date hereof and as of the Closing Date, neither ARBE, nor, to the ARBE’s knowledge, any Covered Person of ARBE are subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act.

(i) Neither ARBE nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does ARBE have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(j) Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on ARBE, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending against ARBE or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against ARBE. ARBE is not and none of its directors and officers are a Prohibited Person. Each of ARBE and, to ARBE’s knowledge, its directors, officers employees, representatives, agents and any person acting on its or their behalf has not engaged in any activity or conduct which would materially violate any applicable anti-bribery, anticorruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction

(k) Other than the Other Subscription Agreements and the Transaction Agreement, ITAC has not entered into any side letter or similar agreement with any Other Subscriber in connection with such Other Subscriber’s investment in ITAC through the Offering. No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber than the Subscriber hereunder. Such Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement.

(l) ARBE understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Subscriber.

6. Subscriber Representations and Warranties. The Subscriber represents and warrants to ITAC and ARBE that:

(a) The Subscriber is either a U.S. investor, an Israeli investor or other non-U.S. investor as set forth under its name on the signature page hereto, and accordingly represents the applicable additional matters under clause (i), (ii) or (iii) below:

(i) Applicable to U.S. investors: At the time the Subscriber was offered the Shares, it was, and as of the date hereof, the Subscriber is (A) a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) as indicated in the questionnaire attached as Exhibit A hereto, and (B) is acquiring the Shares only for its own account and (C) not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

(ii) Applicable to Israeli investors: At the time the Subscriber was offered the Shares, it was, and as of the date hereof, the Subscriber is (A) a “qualified investor” (within the meaning of the First Addendum of the Israeli Securities Law, 1968 (“ISL”) as indicated in the questionnaire attached as Exhibit C hereto, and (B) is acquiring the Shares only for its own account and (C) not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the ISL. The Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

(iii) Applicable to non-U.S. investors: The Subscriber understands that the sale of the Shares is made pursuant to and in reliance upon Regulation S promulgated under the Securities Act (“Regulation S”). The Subscriber is not a U.S. Person (as defined in Regulation S), it is acquiring the Shares in an offshore transaction in reliance on Regulation S, and it has received all the information that it considers necessary and appropriate to decide whether to acquire the Shares hereunder outside of the United States. The Subscriber is not relying on any statements or representations made in connection with the transactions contemplated hereby other than representations contained in this Subscription Agreement. The Subscriber understands and agrees that Securities sold pursuant to Regulation S may be subject to restrictions thereunder, including compliance with the distribution compliance period provisions therein.

(b) The Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares issued at the Closing have not been registered under the Securities Act. The Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to ITAC (or, after the Transaction Closing, ARBE) or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book-entry shares representing the Shares issued at the Closing shall contain a legend or restrictive notation to such effect. The Subscriber acknowledges that the Shares will not immediately be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Subscriber understands and agrees that the Shares, until registered under an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, the Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

(c) The Subscriber understands and agrees that the Subscriber is purchasing Shares directly from ITAC or, if the Direct Purchase Election is made, ARBE. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber by ITAC, ARBE, or any of their respective officers or directors, or any other person, expressly (other than those representations, warranties, covenants and agreements included in this Subscription Agreement by ITAC and ARBE) or by implication.

(d) The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has received and carefully reviewed the following items (collectively, the “Disclosure Documents”): (i) the final prospectus of ITAC, dated as of September 8, 2020 and filed with the SEC (File No. 333-242339) on September 10, 2020 (the “Prospectus”), (ii) each filing made by ITAC with the SEC following the filing of the Prospectus through the date of this Subscription Agreement, (iii) the Transaction Agreement, a copy of which will be filed by ITAC with the SEC, and (iv) the investor presentation by ITAC and ARBE dated March 2021 (the “Investor Presentation”), a copy of which will be furnished by ITAC to the SEC. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask ITAC’s and ARBE’s management questions, receive such answers and obtain such information as the Subscriber and the Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. The Subscriber has conducted its own investigation of ITAC, ARBE and the Shares and the Subscriber has made its own assessment and have satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares. The Subscriber further acknowledges that the information contained in the Disclosure Documents is subject to change, and that any changes to the information contained in the Disclosure Documents, including any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Subscriber’s obligation to purchase the Shares hereunder, except as otherwise provided herein, and that, in purchasing the Shares, the Subscriber is not relying upon any projections contained in the investor presentation.

(e) The Subscriber became aware of this Offering of the Shares solely by means of direct contact between the Subscriber and ITAC, ARBE, the applicable Placement Agent or a representative of ITAC, ARBE or the applicable Placement Agent, and the Shares were offered to the Subscriber solely by direct contact between the Subscriber and ITAC, ARBE, the applicable Placement Agent or a representative of ITAC, ARBE or the applicable Placement Agent. The Subscriber acknowledges that ITAC represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Subscriber has a substantive pre-existing relationship with ITAC, ARBE or their respective affiliates or the applicable Placement Agent for this Offering of the Shares. If the Subscriber is located in the United States or a jurisdiction other than Israel, then the only Placement Agent it has had contact with in connection with the offer and sale of the Shares is Wells Fargo. If the Subscriber is located in Israel, then the only Placement Agents it has had contact with, in connection with the offer and sale of the Shares, are Epsilon and/or Poalim.

(f) The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Disclosure Documents and in ITAC’s filings with the SEC. The Subscriber is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

(g) Alone, or together with any professional advisor(s), the Subscriber has considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in ITAC (and after the Transaction Closing, ARBE). The Subscriber acknowledges specifically that a possibility of total loss exists.

(h) In making its decision to purchase the Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber, the Investor Presentation and the representations and warranties of ITAC and ARBE set forth herein. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by any of the Placement Agents concerning ITAC, ARBE or the Shares or the offer and sale of the Shares. Subscriber acknowledges and agrees that Subscriber had access to, and an adequate opportunity to review, financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares.

(i) The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of this Offering of the Shares or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the Disclosure Documents.

(j) If an entity, the Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation. The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a material breach or default under or conflict with any law, statute, rule or regulation applicable to the Subscriber, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound, and, if the Subscriber is not an individual, will not violate any provisions of the Subscriber’s organizational documents. The signature on this Subscription Agreement is genuine, and the signatory, if the Subscriber is an individual, has legal competence and capacity to execute the same or, if the Subscriber is not an individual the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(k) Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of ITAC’s or ARBE’s representations and warranties contained herein.

(l) The Subscriber is not a Prohibited Person. The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived.

(m) As of the date hereof and as of the Closing Date, neither the Subscriber, nor, to the extent it has them, any of its equity holders, managers, general or limited partners, directors, affiliates or executive officers (collectively with the Subscriber, the “Covered Persons”), are subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Subscriber has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The acquisition of Shares by the Subscriber will not subject ITAC or ARBE to any Disqualification Event.

(n) No disclosure or offering document has been prepared by any of the Placement Agent in connection with the offer and sale of the Shares. The Subscriber acknowledges that each Placement Agent and each of its members, directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to ITAC, ARBE or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by ITAC or ARBE. In connection with the issue and purchase of the Shares, no Placement Agent has acted as the Subscriber’s financial advisor or fiduciary. The Subscriber acknowledges that such information and projections were prepared without the participation of any of the Placement Agents and no Placement Agent assumes any responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

(o) The Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to ITAC.

(p) The Subscriber acknowledges that, in the Transaction, the Common Shares, including any Shares acquired by the Subscriber if the Direct Purchase Election is not made, will be exchanged for ARBE Shares.

(q) Subscriber has, and on each date any portion of the Aggregate Purchase Price would be required to be funded to ITAC (or if the Direct Purchase Election is made, to ARBE) pursuant to this Subscription Agreement will have, sufficient immediately available funds to pay the Aggregate Purchase Price.

7. Registration Rights.

(a) From and after the Transaction Closing, ARBE agrees that, within thirty (30) calendar days after the Transaction Closing, ARBE will file with the SEC (at ARBE’s sole cost and expense) a registration statement registering the resale of the ARBE Shares either, if the Direct Purchase Election is made, issued at Closing or, if the Direct Purchase Election is not made, exchanged at the Transaction Closing for the Common Shares purchased by the Subscriber hereunder (the “Registration Statement”), and ARBE shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof (for the avoidance of doubt, not as a condition to Closing), but no later than the earlier of (i) the sixtieth (60th) calendar day (or ninetieth (90th) calendar day if the SEC notifies ABRE that it will “review” the Registration Statement) following the filing of the Registration Statement with the SEC and (ii) the tenth (10th) business day after the date ABRE is notified in writing by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. ABRE will use its commercially reasonable efforts to provide a draft of the Registration Statement to the undersigned for review (but not comment) at least two (2) business days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall ABRE be required to delay or postpone the filing of such Registration Statement as a result of or in connection with the undersigned’s review. In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless required by the SEC or otherwise agreed to by the Subscriber in writing; provided, that if the SEC requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw from the Registration Statement. Any failure by ARBE to file or to effect the Registration Statement by the deadlines set out herein shall not otherwise relieve ARBE of its obligations to file or effect the Registration Statement as set forth above in this Section 7. ARBE shall, upon reasonable request, inform the Subscriber as to the status of the registration effected by ARBE pursuant to this Subscription Agreement.

(b) ARBE agrees that ARBE will cause such Registration Statement or another registration statement (which may be a “shelf” registration statement, if applicable) which includes the Shares to remain effective until the earlier of (i) three years from the issuance of the Shares, (ii) the date on which the Subscriber ceases to hold the Shares covered by such Registration Statement, or (iii) on the first date on which the Subscriber can sell all of its Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation, including as to the manner of sale or the amount of such securities that may be sold and without the requirement for the ARBE to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of the Shares to ARBE (or its successor) upon request to assist ARBE in making the determination described above. For as long as the Subscriber holds Shares, ARBE will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to Rule 144 of the Securities Act including furnishing to Subscriber so long as it owns Shares, promptly upon request, (x) a written statement by ARBE, if true, that it has complied in all material respects with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of ARBE and such other reports and documents so filed by ARBE (public availability on the SEC’s EDGAR system (or successor system) being sufficient) and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration (in each case, when Rule 144 of the Securities Act becomes available to the Subscriber).

(c) ARBE’s obligations to include the Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to ARBE such information regarding the Subscriber, the securities of ARBE held by the Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by ARBE to effect the registration of the Shares, and shall execute such documents in connection with such registration as ARBE may reasonably request that are customary of a selling stockholder in similar situations; provided that the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. With respect to any information to be provided by the Subscriber pursuant to this Section 7, ARBE shall request such information from the Subscriber at least five (5) business days prior to the anticipated filing date of the Registration Statement. Notwithstanding the foregoing, if the SEC prevents ARBE from including any or all of the shares proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of ARBE’s securities by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of ARBE securities which is equal to the maximum number of ARBE securities as is permitted by the SEC and (ii) the number of ARBE securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders, and as promptly as practicable after being permitted to register additional shares under Rule 415 under the Securities Act, ARBE shall amend the Registration Statement or file a new Registration Statement to register such Shares not included in the initial Registration Statement and cause such amendment or Registration Statement to become effective as promptly as practicable.

(d) ARBE may delay filing or suspend the use of any such registration statement if it determines, upon advice of external legal counsel, that (x) in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or (y) such filing or use would materially affect a bona fide business or financing transaction of ARBE or would require premature disclosure of information that would materially adversely affect ARBE (each such circumstance, a “Suspension Event”); provided, that ARBE shall use commercially reasonable efforts to make such registration statement available for the sale by the Subscriber of such securities as soon as practicable thereafter and ARBE may not delay or suspend any such registration statement on more than two occasions or for more than 60 consecutive calendar days, or more than 100 total calendar days in any twelve-month period. Upon receipt of any written notice from ARBE of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that it will (i) immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Subscriber receives (A) (x) copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above, which ARBE agrees to promptly prepare and file and (y) notice that any post-effective amendment has become effective or (B) notice from ARBE that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by ARBE unless otherwise required by applicable law. If so directed by ARBE, the Subscriber will deliver to ARBE or destroy all copies of the prospectus covering the Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply to (i) the extent the Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up. The Subscriber may deliver written notice (an “Opt-Out Notice”) to ARBE requesting that Subscriber not receive notices from ARBE otherwise required by this Section 7; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) ARBE shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify ARBE in writing at least three (3) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(d)) and the related suspension period remains in effect, ARBE will so notify Subscriber, within two (2) business days of Subscriber’s notification to ARBE, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

(e) In the case of the registration, qualification, exemption or compliance effected by ABRE pursuant to this Subscription Agreement, ABRE shall, upon reasonable request, inform the Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense, ABRE shall: (i) except for such times as ABRE is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which ABRE determines to obtain, continuously effective with respect to the Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions; (ii) advise Subscriber within five (5) business days (A) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, (B) of the receipt by ABRE of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (C) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading (notwithstanding anything to the contrary set forth herein, ABRE shall not, when so advising the Subscriber of such events listed above, provide the Subscriber with any material, nonpublic information regarding ABRE other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (A) through (C) above constitutes material, nonpublic information regarding ABRE); (iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable; and (iv) upon the occurrence of any event contemplated above, except for such times as ABRE is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, ABRE shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) During any periods that a Registration Statement registering the resale of the Shares is effective or when the Shares may be sold pursuant to Rule 144 under the Securities Act or may be sold without restriction under Rule 144, ABRE shall, at its expense, cause ABRE’s transfer agent to remove any restrictive legends on any Shares sold by the Subscriber within three (3) business days following the date that such Shares are sold and the Subscriber notifies ABRE of such sale (and prior to removal the Subscriber provides ABRE with any customary representations in connection therewith).

(g) ARBE shall indemnify, defend and hold harmless the Subscriber (to the extent a seller under such registration statement), the officers, directors and agents of the Subscriber, and each person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Subscriber to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any registration statement including any of the Shares, any prospectus included in such registration statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by ARBE of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 7, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to ARBE by the Subscriber expressly for use therein or the Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of ARBE (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall ARBE be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by ARBE in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a freewriting prospectus (as defined in Rule 405) that was not authorized in writing by ARBE, or (D) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 7(d) hereof. The Company shall notify the Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which ARBE is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by the Subscriber.

(h) The Subscriber shall, severally and not jointly with any other selling shareholder named in the Registration Statement, indemnify and hold harmless ARBE, its directors, officers, agents and employees, and each person who controls ARBE (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Subscriber furnished in writing to ARBE by the Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Shares giving rise to such indemnification obligation. The Subscriber shall notify ARBE promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Subscriber is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by the Subscriber.

(i) If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 7 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(i) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 7(i) shall be individual, not joint, and in no event shall the liability of the Subscriber under this Section 7(i) be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) the mutual written agreement of ITAC, the Subscriber and ARBE to terminate this Subscription Agreement; (b) such date and time as the Transaction Agreement is terminated in accordance with its terms; or (c) written notice by either (x) ITAC and ARBE to the Subscriber or (y) the Subscriber to ITAC and ARBE to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to the Outside Date (as defined in the Transaction Agreement); provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach, and (ii) the provisions of Sections 8 through 12 of this Subscription Agreement will survive any termination of this Subscription Agreement and continue indefinitely. ITAC shall notify the Subscriber of the termination of the Transaction Agreement promptly after the termination thereof. Upon occurrence of any termination prior to the Closing in accordance with this Section 8, any monies paid by the Subscriber to ITAC or ARBE in connection herewith shall promptly be returned to the Subscriber.

9. Trust Account Waiver. The Subscriber hereby represents and warrants that it has read the Prospectus and understands that ITAC has established a trust account (the “Trust Account”) containing the proceeds of the IPO and the overallotment securities acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of ITAC’s public stockholders (including overallotment shares acquired by ITAC’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the Prospectus, ITAC may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their ITAC shares in connection with the consummation of ITAC’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if ITAC fails to consummate a Business Combination within fifteen (15) months after the closing of the IPO (or up to twenty-one (21) months from the closing of the IPO if ITAC in accordance with the requirements of the Prospectus extends its deadline to consummate a Business Combination), subject to extension by amendment to ITAC’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay for any franchise or income taxes (and up to $50,000 in dissolution expenses), or (d) to ITAC after or concurrently with the consummation of a Business Combination. For and in consideration of ITAC entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subscriber hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Subscription Agreement, neither the Subscriber nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom directly or indirectly to Public Stockholders (“Public Distributions”), or make any claim against the Trust Account or Public Distributions, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Subscriber on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Subscriber or any of its affiliates may have against the Trust Account or Public Distributions now or in the future and will not seek recourse against the Trust Account or Public Distributions for any reason whatsoever (including for an alleged breach of this Subscription Agreement). The Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by ITAC and its affiliates to induce ITAC to enter in this Subscription Agreement, and the Subscriber further intends and understands such waiver to be valid, binding and enforceable against the Subscriber and each of its affiliates under applicable law. To the extent the Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any Released Claims, which proceeding seeks, in whole or in part, monetary relief against ITAC or its Representatives, the Subscriber hereby acknowledges and agrees that the Subscriber’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Subscriber or its affiliates (or any person claiming on any of their behalf or in lieu of them) to have any claim against the Trust Account or Public Distributions or any amounts contained therein. Notwithstanding the foregoing, this Section 9, shall not (x) serve to limit or prohibit the Subscriber’s right to pursue a claim against ITAC or ARBE for legal relief against assets held outside the Trust Account (other than Public Distributions), for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the Subscriber may have in the future against ITAC’s or ARBE’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds), excluding Public Distributions, or (z) affect any rights of Subscriber or its affiliates as a Public Stockholder to receive distributions from the Trust Account in its capacity as a Public Stockholder. For purposes of this Subscription Agreement, “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives.

10. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Shares acquired hereunder, if any, and the Subscriber’s rights under Section 7) may without the prior written consent of ITAC and ARBE be transferred or assigned by the Subscriber other than an assignment to any fund or account managed by the same investment manager as the Subscriber or an affiliate thereof, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement, and any purported transfer or assignment without such consent shall be null and void ab initio. Neither this Subscription Agreement nor any rights or obligations of ITAC or ARBE hereunder may be transferred or assigned by such party without the prior written consent of the Subscriber and any purported transfer or assignment without such consent shall be null and void ab initio.

(b) Each of ITAC and ARBE may request from the Subscriber such additional information as ITAC or ARBE may reasonably deem necessary to evaluate the eligibility of the Subscriber to acquire the Shares, and the Subscriber shall provide such information to ITAC or ARBE as may be reasonably requested to the extent readily available and to the extent consistent with its internal policies and procedures. Each of ITAC and ARBE agrees to keep any such information provided by Subscriber confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request.

(c) The Subscriber acknowledges that ITAC, ARBE and each of the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of the Subscriber contained in this Subscription Agreement as if they were made directly to them. Prior to the Closing, the Subscriber agrees to promptly notify ITAC and ARBE if any of the representations and warranties set forth herein are no longer accurate in any material respect. The Subscriber agrees that the purchase by the Subscriber of Shares from ITAC or from ARBE, as may be applicable, will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Subscriber as of the time of such purchase. ITAC acknowledges that Subscriber and each of the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of ITAC contained in this Subscription Agreement. Prior to the Closing, ITAC agrees to promptly notify Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in any material respect. ARBE acknowledges that Subscriber and each of the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of ARBE contained in this Subscription Agreement. Prior to the Closing, ARBE agrees to promptly notify Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in any material respect. The Subscriber acknowledges and agrees that each of the Placement Agents is a third-party beneficiary of the representations, warranties and covenants of the Subscriber contained in Section 6 of this Subscription Agreement. Each of ITAC and ARBE acknowledges and agrees that each of the Placement Agents is a third-party beneficiary of the representations, warranties and covenants of ITAC and ARBE contained in Sections 4 and 5, respectively, of this Subscription Agreement in performing their respective services to ITAC in connection with the sale of the Shares. Except as expressly set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and permitted assigns.

(d) Each of ITAC, ARBE and the Placement Agents is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by applicable law, regulatory body or stock exchange requirement. The Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of ITAC and ARBE (such consent not to be unreasonably withheld or delayed).

(e) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(f) This Subscription Agreement may not be amended, modified or terminated (other than pursuant to the terms of Section 8) except by an instrument in writing, signed by ITAC, ARBE and the Subscriber. This Subscription Agreement may not be waived except by an instrument in writing signed by the party against whom enforcement of such waiver is sought. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

(g) This Subscription Agreement, together with the Transaction Agreement and the documents referred to therein (in each case, solely to the extent expressly referred to or incorporated herein) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than any confidentiality agreement entered into by ITAC or ARBE and the Subscriber in connection with the Offering).

(h) This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement and seek to enforce specifically the terms and provisions of this Subscription Agreement, without the necessity of proving actual damages or that money damages would be insufficient and without the necessity of posting bond or other security, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l) Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein. The Subscriber shall not be responsible for any expenses of ITAC or ARBE in connection with this Subscription Agreement and the transactions contemplated herein.

(m) ITAC shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one (1) or more press releases, and within four (4) business days following the date of this Subscription Agreement file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, and the Transaction, and if not disclosed prior to then, a copy of the Investor Presentation. From and after the publication of the 8-K, the Subscriber shall not be in possession of any material, non-public information received from ITAC, ARBE or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Subscription Agreement and the Transactions, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with ITAC, ARBE, the Placement Agents, or any of their affiliates in connection with the Transactions. Subscriber hereby consents to the publication and disclosure in any press release issued by ARBE or ITAC or Form 8-K filed by ARBE or ITAC with the SEC in connection with the execution and delivery of the Transaction Agreement or this Subscription Agreement and the filing of any related documentation with the SEC (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by ARBE or ITAC to any governmental authority or to securityholders of ARBE or ITAC) of Subscriber’s identity and beneficial ownership of Shares and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed appropriate by ARBE or ITAC, a copy of this Subscription Agreement or the form hereof. Subscriber will promptly provide any information reasonably requested by ARBE or ITAC for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the SEC). Notwithstanding anything in this Subscription Agreement to the contrary, ARBE and ITAC shall not, without the prior written consent of the Subscriber, publicly disclose the name of Subscriber or any of its affiliates, or include the name of the Subscriber or any of its affiliates (i) in any other press release or marketing materials or (ii) in any filings with the SEC or any regulatory agency or trading market except (A) required by the federal securities law in connection with the Registration Statement, and (B), to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq or by any other governmental authority (the foregoing, “Legal Requirement”), in which case ARBE or ITAC, as applicable, shall, to the extent permitted by Legal Requirement provide Subscriber with prior written notice of such disclosure permitted under this subclause (B).

(n) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles relating to conflict of laws. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts seated in New York County, New York (and any appellate courts thereof) in any action or proceeding arising out of or relating to this Subscription Agreement, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Proceeding relating to the transactions contemplated by this Subscription Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 10(o). Nothing in this Section 10(n) shall affect the right of any party to serve legal process in any other manner permitted by law. Each party hereby knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury in respect to any litigation, dispute, claim, legal action or other legal proceeding based hereon, or arising out of, under, or in connection with, this Subscription Agreement.

(o) All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by facsimile or email, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to ITAC at or prior to the Transaction Closing, to:

Industrial Tech Acquisitions, Inc.
5090 Richmond Avenue, Suite 319
Houston, Texas 77056
Attn: Scott Crist, CEO and Chairman
Tel. No.: (713) 599-1300
Email: scott@texasventures.com

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105
Attn: Richard I. Anslow, Esq.
          Matthew A. Gray, Esq.
Email: ranslow@egsllp.com
           mgray@egsllp.com
Tel. No.: (212) 370-1300
Fax No.: (212) 370-7889

If to ITAC after to the Transaction Closing or to ARBE, to:

ARBE Robotics Ltd.
HaHashmonaim Street
107 Tel Aviv-Yafo, Israel
Attn: Kobi Marenko, CEO
Tel. No.: 972+52+62-44444
Email: kobi.m@arberobotics.com

with copies (which shall not constitute notice) to:

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
Attn: Jon Venick
Tel. No.: (212) 335-4651
Email: Jon.Venick@dlapiper.com

and

Erdinast, Ben Nathan, Toledano & Co.
4 Berkowitz St.
Tel Aviv, 6423806, Israel
Attn: Shay Dayan and Lior Etgar
Facsimile No.: 972-3-7770101
Telephone No.: 972-3-7770111
Email: shayd@ebnlaw.co.il, liore@ebnlaw.co.il

Notice to the Subscriber shall be given to the address underneath the Subscriber’s name on the signature page hereto.

(p) The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement. As used in this Subscription Agreement, the term: (x) “business day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business (excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day); (y) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (z) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). For the avoidance of doubt, any reference in this Subscription Agreement to an affiliate of ITAC will include ITAC’s sponsor, Industrial Tech Partners, LLC (the “Sponsor”).

(q) At Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem practical and necessary in order to consummate the Offering as contemplated by this Subscription Agreement, including an executed copy of the Investor Representation Letter to Wells Fargo in the form set forth in Exhibit B attached hereto (or, where Epsilon or Poalim are acting as placement agent with respect to such Offer, in the form set forth in Exhibit C).

11. Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties contained in this Subscription Agreement in making its investment or decision to invest in ITAC. The Subscriber agrees that neither (i) any Other Subscriber pursuant to other Subscription Agreements (including the controlling persons, members, officers, directors, partners, agents, or employees of any such Other Subscriber) nor (ii) any of the Placement Agents, their respective affiliates or any of their or their affiliates’ respective control persons, officers, directors or employees, shall be liable to the Subscriber (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with this Subscription Agreement or the Offering. The Subscriber acknowledges that none of the Placement Agents, nor any of their respective Representatives (a) shall be liable to the Subscriber for any improper payment made in accordance with the information provided by ITAC; (b) make any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of ITAC or ARBE pursuant to this Subscription Agreement or the Transaction Agreement (the “Transaction Documents”); or (c) shall be liable to the Subscriber (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Subscription Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Subscription Agreement or any Transaction Document, except in each case for their gross negligence, willful misconduct or bad faith.

12. Independent Obligations. The obligations of the Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under the Other Subscription Agreements. The decision of Subscriber to purchase Shares pursuant to this Subscription Agreement has been made by the Subscriber independently of any Other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of ITAC or any of its subsidiaries which may have been made or given by any Other Subscriber or by any agent or employee of any Other Subscriber, and neither the Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Subscriber or any Other Subscribers pursuant hereto or thereto, shall be deemed to constitute the Subscriber and Other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the Subscriber. The obligations of ARBE and ITAC under this Subscription Agreement are several and not joint with the obligations of any other party, and neither party shall be responsible in any way for the performance of the obligations of any other party under this Subscription Agreement.

{SIGNATURE PAGES FOLLOW}

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Industrial Tech Acquisitions, Inc.

By:
Name:
Title:

ARBE Robotics Ltd.

By:
Name:
Title:

{Signature Page to Subscription Agreement}

{SUBSCRIBER SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT}

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber:

Signature of Authorized Signatory of Subscriber:

Name of Authorized Signatory:

Title of Authorized Signatory:

Address for Notice to Subscriber:

Attention:
Email:
Facsimile No.:
Telephone No.:

Address for Delivery of Shares to Subscriber (if not same as address for notice):

Subscription Amount:	$

Number of Shares:

Subscriber status (mark one): ☐ U.S. investor ☐ Israeli investor ☐ Other non-U.S. investor

EIN Number:

Exhibit A

Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings given in the Subscription Agreement to which this Exhibit A is attached. The undersigned represents and warrants that the undersigned is an “accredited investor” (an “Accredited Investor”) as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

_______	(i)	A natural person whose net worth, either individually or jointly with such person’s spouse or spousal equivalent, at the time of the Subscriber’s purchase, exceeds $1,000,000;

The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of the Subscriber’s primary home). For the purposes of calculating joint net worth with the person’s spouse or spousal equivalent, joint net worth can be the aggregate net worth of the Subscriber and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. There is no requirement that securities be purchased jointly. A spousal equivalent means a cohabitant occupying a relationship generally equivalent to a spouse.

_______	(ii)	A natural person who had an individual income in excess of $200,000, or joint income with the Subscriber’s spouse or spousal equivalent in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

In determining individual “income,” the Subscriber should add to the Subscriber’s individual taxable adjusted gross income (exclusive of any spousal or spousal equivalent income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

_______	(iii)	A director or executive officer of ITAC;

_______	(iv)	A natural person holding in good standing with one or more professional certifications or designations or other credentials from an accredited educational institution that the U.S. Securities Exchange Commission (“SEC”) has designated as qualifying an individual for accredited investor status;

The SEC has designated the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65) as the initial certifications that qualify for accredited investor status.

_______	(v)	A natural person who is a “knowledgeable employee” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the “Investment Company Act”), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of the Investment Company Act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of the Investment Company Act;

_______	(vi)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_______	(vii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

_______	(viii)	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under the section 203(l) or (m) of the Investment Advisers Act;

_______	(ix)	An insurance company as defined in section 2(13) of the Exchange Act;

_______	(x)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

_______	(xi)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_______	(xii)	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

_______	(xiii)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_______	(xiv)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_______	(xv)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_______	(xvi)	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

_______	(xvii)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in ITAC;

_______	(xviii)	A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

_______	(xix)	A “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in (xviii) and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

_______	(xx)	A “qualified institutional buyer” as defined in Rule 144A under the Securities Act;

_______	(xxi)	An entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; and/or

_______	(xxii)	An entity in which all of the equity owners qualify as an accredited investor under any of the above subparagraphs.

_______	(xxiii)	The Subscriber does not qualify under any of the investor categories set forth in (i) through (xxii) above.

2.1	Type of the Subscriber. Indicate the form of entity of the Subscriber:

☐	Individual	☐	Limited Partnership

☐	Corporation	☐	General Partnership

☐	Revocable Trust	☐	Limited Liability Company

☐	Other Type of Trust (indicate type):	________________________________

☐	Other (indicate form of organization):	________________________________

2.2.1	If the Subscriber is not an individual, indicate the approximate date the Subscriber entity was formed: _____________________.

2.2.2	If the Subscriber is not an individual, initial the line below which correctly describes the application of the following statement to the Subscriber’s situation: the Subscriber (x) was not organized or reorganized for the specific purpose of acquiring the Shares and (y) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in the Subscriber.

__________          True          __________          False

If the “False” line is initialed, each person participating in the entity will be required to fill out a Subscription Agreement.

Subscriber:

Subscriber Name:

By:
Signatory Name:
Signatory Title:
Date:

Exhibit B

Investor Representation Letter

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Re:	Purchase of common stock, warrants or other equity or equity-linked interests of Industrial Tech Acquisitions, Inc. or any subsidiary thereof or of ARBE Robotics Ltd. (the “Securities”)

Ladies and Gentlemen:

In connection with the offer and sale of the Securities to be issued by Industrial Tech Acquisitions, Inc. or any subsidiary thereof or of ARBE Robotics Ltd (as applicable, the “Company”), we represent, warrant, agree and acknowledge as follows:

1.	No disclosure or offering document has been prepared in connection with the offer and sale of the Securities by Wells Fargo Securities, LLC or any of its affiliates (“Wells Fargo Securities”).

2.	(a) We have conducted our own investigation of the Company and the Securities and we have not relied on any statements or other information provided by Wells Fargo Securities concerning the Company or the Securities or the offer and sale of the Securities, (b) we have had access to, and an adequate opportunity to review, financial and other information as we deem necessary to make our decision to purchase the Securities, (c) we have been offered the opportunity to ask questions of the Company and received answers thereto, as we deemed necessary in connection with our decision to purchase the Securities; and (d) we have made our own assessment and have satisfied ourselves concerning the relevant tax and other economic considerations relevant to our investment in the Securities.

3.	Wells Fargo Securities and its directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Securities or the accuracy, completeness or adequacy of any information supplied to us by the Company.

4.	In connection with the issue and purchase of the Securities, Wells Fargo Securities has not acted as our financial advisor or fiduciary.

5.	We are an accredited investor (as defined in Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, we understand that the offering meets the exemptions from filing under Financial Industry Regulatory Authority (“FINRA”) Rule 5123(b)(1)(J).

6.	We (i) are an institutional account as defined in FINRA Rule 4512(c), (ii) are a sophisticated investor, experienced in investing in equity transactions that are not registered under the Securities Act, and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) have exercised independent judgment in evaluating our participation in the purchase of the Securities. Accordingly, we understand that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

7.	We are aware that the sale to us is being made in reliance on a private placement exemption from registration under the Securities Act and are acquiring the Securities for our own account or for an account over which we exercise sole discretion for another qualified institutional buyer or accredited investor.

8.	We are able to fend for ourselves in the transactions contemplated herein; have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our prospective investment in the Securities; and have the ability to bear the economic risks of our prospective investment and can afford the complete loss of such investment.

9.	The Securities have not been registered under the Securities Act or any other applicable securities laws, are being offered for resale in transactions not requiring registration under the Securities Act, and unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto.

Very truly yours,

Name of Investor:

By:
Name:
Title:

Date:

B-1

Exhibit C

Investor Representation Letter

Epsilon Underwriting & Issuing Ltd.

40 Einstein

Ramat Aviv, Tel Aviv - Jaffa, 6910203, Israel

Poalim I.B.I. Underwriting & Issuing Ltd.
28 HaArba’a St., North Tower 20th floor
Tel Aviv 6473925, Israel

Re:	Purchase of common stock, warrants or other equity or equity-linked interests of Industrial Tech Acquisitions, Inc. or any subsidiary thereof or of ARBE Robotics Ltd. (the “Securities”)

Ladies and Gentlemen:

In connection with the offer and sale of the Securities to be issued by Industrial Tech Acquisitions, Inc. or any subsidiary thereof or of ARBE Robotics Ltd (as applicable, the “Company”), we represent, warrant, agree and acknowledge as follows:

1.	No disclosure or offering document has been prepared in connection with the offer and sale of the Securities by Epsilon Underwriting & Issuing Ltd. or any of its affiliates (“Epsilon”) or Poalim I.B.I. Underwriting & Issuing Ltd. or any of its affiliates (“Poalim”).

2.	(a) We have conducted our own investigation of the Company and the Securities and we have not relied on any statements or other information provided by Epsilon or Poalim concerning the Company or the Securities or the offer and sale of the Securities, (b) we have had access to, and an adequate opportunity to review, financial and other information as we deem necessary to make our decision to purchase the Securities, (c) we have been offered the opportunity to ask questions of the Company and received answers thereto, as we deemed necessary in connection with our decision to purchase the Securities; and (d) we have made our own assessment and have satisfied ourselves concerning the relevant tax and other economic considerations relevant to our investment in the Securities.

3.	Epsilon and Paolim and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Securities or the accuracy, completeness or adequacy of any information supplied to us by the Company.

4.	In connection with the issue and purchase of the Securities, neither Epsilon nor Poalim have acted as our financial advisor or fiduciary.

5.	We are a sophisticated investor, experienced in investing in equity transactions that are not registered under the Securities Act of 1933, as amended (the “Securities Act”) and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and have exercised independent judgment in evaluating our participation in the purchase of the Securities.

6.	We are aware that the sale to us is being made in a transaction not subject to the registration requirements under the Securities Act and are acquiring the Securities for our own account or for an account over which we exercise sole discretion for another qualified institutional buyer or accredited investor.

7.	We are able to fend for ourselves in the transactions contemplated herein; have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our prospective investment in the Securities; and have the ability to bear the economic risks of our prospective investment and can afford the complete loss of such investment.

8.	The Securities have not been registered under the Securities Act or any other applicable securities laws, are being offered for resale in transactions not requiring registration under the Securities Act, and unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto.

Very truly yours,

Name of Investor:

By:
Name:
Title:

Date:

Attachment to Exhibit C:

Israeli Addendum/Israeli Qualified Investor Questionnaire

Questionnaire
(Qualified Israeli Investors)

Please respond to every item, even if your response is “none.” If you need more space for any response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

IF YOU HAVE ANY QUESTIONS ABOUT THE CONTENTS OF THIS QUESTIONNAIRE OR AS TO WHO SHOULD COMPLETE THIS QUESTIONNAIRE, PLEASE CONTACT EPSILON UNDERWRITING - Yoav Fogel - 03-7450515

COMPLETED QUESTIONNAIRES SHOULD BE RETURNED

TO EPSILON UNDERWRITING BY EMAIL TO: yoavf@epsilon.co.il

In connection with and as part of the consideration for our purchase of shares (“Securities”), of Industrial Tech Acquisitions, Inc., a Delaware corporation (“ITAC”), and/or ARBE Robotics Ltd., an Israeli corporation (“ARBE”), as applicable, the undersigned hereby represents, warrants and acknowledges to Epsilon Underwriting & Issuing Ltd. (“Epsilon”), Poalim I.B.I Underwriting & Issuing Ltd. (“Poalim”), ITAC and ARBE, in accordance with the Israeli Securities Law of 1968, as amended, that that the following is accurate and complete:

1.	Your Identity.

(a)	Your full legal name:

(b)	Your business address (including street address) (or residence if no business address), telephone number, facsimile number and email address:

Address:
Telephone No.:
Fax No.:
Email:

(c)	Are you an investor in one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968, such an investor being referred to in this Questionnaire as a “Qualified Israeli Investor”?

☐	Yes
☐	No

(d)	If your response to Item 1(c) above is yes, please check the applicable box(es) below to confirm and identify the category/ies within which you are a Qualified Israeli Investor.

☐	A joint investment fund or the manager of such a fund within the meaning of the Joint Investments in Trust Law, 5754-1994;

☐	A provident fund or the manager of such a fund within the meaning of the Control of Financial Services Law (Provident Funds), 5765-2005;

☐	An insurance company as defined in the Supervision of Insurance Business Law, 5741-1981;

☐	A banking corporation or a supporting corporation within the meaning of the Banking (Licensing) Law, 5741-1981, with the exception of a joint services company, purchasing for its own account or for the accounts of clients who are Qualified Israeli Investors;

☐	A licensed portfolio manager within the meaning of the Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management Law, 5755-1995, purchasing for its own account or for the accounts of clients who are Qualified Israeli Investors;

☐	A licensed investment advisor or a licensed investment marketer within the meaning of the Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management Law, 5755-1995, purchasing for its own account;

☐	A member of the Tel Aviv Stock Exchange, purchasing for its own account or for the accounts of clients who are Qualified Israeli Investors;

☐	An underwriter that satisfies the criteria prescribed in Section 56(c) of the Israeli Securities Law, 5728-1968, purchasing for its own account;

☐	A venture capital fund (defined for this purpose as an entity whose principal activity is investing in entities that are engaged primarily in research and development, or in the manufacture of innovative products and processes, with an unusually high investment risk);

☐	An entity that is wholly owned by Qualified Israeli Investors; or

☐	An entity, except for an entity that was incorporated for the purpose of investing in securities in a specific offering, whose shareholders equity exceeds NIS 50 million[1].

2.	We irrevocably authorize any of ITAC, ARBE, Epsilon and Poalim to produce this letter, pursuant to, in connection with, or as may be required by any applicable law or regulation, administrative or legal proceeding, dispute or official inquiry with respect to the matters set forth herein.

3.	We undertake to provide you with the necessary documentation evidencing our status as a Qualified Investor (including without limitations such documents as are detailed in the Israel Securities Authority’s position 103-30 dated September 21, 2014), as shall be required by you, and represent that such documentation is accurate, true, complete, in force and up to date.

4.	We have been informed by you and we acknowledge that the Securities are not being offered pursuant to a prospectus filed in Israel. In particular, we understand that any such materials have not been reviewed or approved by the Israel Securities Authority.

5.	Your Status as a Qualified Israeli Investor – Updating Information.

By signing below, the undersigned confirms that it is fully familiar, following advice of its own legal counsel, with the meaning and implications of being a Qualified Israeli Investor investing in the common shares of ITAC or ARBE, as applicable, and agrees thereto.

[1]	If you marked this item, please provide a written confirmation of your compliance with the above from your accountant.

By signing below, the undersigned agrees to promptly notify you of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the offer to purchase securities remains valid and, in any event, before making any purchase of the securities offered thereby. Once this Questionnaire is executed by the undersigned and received by you, the terms of this Questionnaire and the representations and warranties contained herein shall inure to the benefit of and be binding on and shall be enforceable by you.

6.	Investment Representation.

By signing below, the undersigned confirms that it is acquiring the common shares of ITAC or ARBE, as applicable, offered to it for investment for its own account or, if applicable, for investment by clients who are institutional investors that are themselves Qualified Israeli Investors, and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Name of Investor:

(Please Print)

Signature:

Date:

C-4